                                                                   EXHIBIT 23.04

                     CONSENT OF CS FIRST BOSTON CORPORATION

                               NOVEMBER 18, 1996

Board of Directors
Silver King Communications, Inc.
12425 28th Street
St. Petersburg, Florida 33716

Members of the Board:

     We hereby consent to the use in the Registration Statement on Form S-4 of Silver King Communications, Inc. (the "Registration Statement") with respect to the securities of Silver King Communications, Inc. (the "Company") to be issued in connection with the merger of a subsidiary of the Company with and into Home Shopping Network, Inc. ("HSN") and the merger of another subsidiary of the Company with and into Savoy Pictures Entertainment, Inc. ("Savoy"), and in the related Joint Proxy Statement/Prospectus, of our opinion letter to the board of directors of the Company dated August 13, 1996, and our opinion letter to the board of directors of the Company dated August 25, 1996 (appearing respectively as Appendices C and D to such Joint Proxy Statement/Prospectus); and to the description therein of such opinion letters and of our presentations to the board of directors of the Company on August 13, 1996 and August 25, 1996; and to references made to our firm and such opinion letters and presentations therein under the captions entitled "Summary -- Opinions of Certain Financial
Advisors -- Silver King," "Savoy Merger and Related Transactions -- Background," "Savoy Merger and Related Transactions -- Reasons for the Savoy Merger," "Savoy Merger and Related Transactions -- Certain Information Concerning Silver King and Savoy," "Savoy Merger and Related Transactions -- Opinions of Certain Financial Advisors -- Opinions of First Boston, Financial Advisor to Silver King," "Special Factors Relating to the HSN Transactions -- Background," "Special Factors Relating to the HSN Transactions -- Fairness of the HSN Transactions; Recommendations," "Special Factors Relating to the HSN Transactions -- Opinions of Certain Financial Advisors -- Opinions of First Boston, Financial Advisor to Silver King," "Special Factors Relating to the HSN Transactions -- Certain Information Concerning HSN," and elsewhere in the Joint Proxy Statement/Prospectus included therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, nor do we admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

CS First Boston Corporation

By: /s/  GORDON A. RICH
    Name: Gordon Rich
    Title: Managing Director

    November 18, 1996